                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT is dated as of April 28, 2000, by and among Simon Mattress Manufacturing Co., a California corporation (the "Company"), Sleepmaster Holdings L.L.C., a New Jersey limited liability company ("Holdings"), Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), and Stephen Alloway (the "Executive").

                  WHEREAS the parties desire to enter into an agreement regarding the employment of the Executive as Vice President of Finance of the Company upon terms and conditions set forth herein;

                  WHEREAS, the Executive acknowledges and agrees that the provisions of this Agreement, including, without limitation, Sections 3, 4 and 5 are material to the Company Group and that the Company Group would not have entered into this Agreement without such provisions;

                  NOW, THEREFORE, the parties hereto agree as follows:
                       1.   Definitions.   As used herein, the following terms
shall have the following meanings.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Board" means the Company's board of directors.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in New York, New York.

                  "Cause" means (i) a material breach of the Executive's covenants under this Agreement and such breach shall not have been cured within 15 days after written notice to the Executive, (ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries, or (iii) the Executive's repeated wilful failure to comply with the reasonable and lawful written directives of the Board.

                  "Company Group" means the Company, Holdings, Sleepmaster and their respective Subsidiaries.

                  "Disability" means the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company or a Subsidiary of the Company for a period of at least 120 consecutive days or for shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board; provided that the Company shall comply with the requirements of the Americans with Disabilities Act.

                  "Key Employee" means all salaried employees of the Company receiving a base salary greater than $50,000 per year from the Company as compensation.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation or a limited liability company, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

                  "Termination Year" means that fiscal year of the Company during which the Employment Period ends pursuant to the terms of Section 2(d) hereof.

         2.       Employment.

                  (a) Employment. The Company agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 2(d) (the "Employment Period").

                  (b) Position and Duties.

                      (i) Commencing on the date hereof and continuing during the Employment Period, the Executive shall serve as Vice President of Finance of the Company under the supervision and direction of the Board.

                      (ii) The Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness other than Disability) to the business and affairs of the Company. The Executive shall perform his duties and


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
responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (c)      Base Salary and Benefits.

                           (i) Base Salary.  During the Employment Period, the
Executive's base salary shall be $185,000 per annum (the "Base Salary"), which salary shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding.

                           (ii) Executive Bonus Plan.  During the Employment
Period, the Executive will be eligible to receive a bonus based on the Company's achievement of the Target EBITDA for such fiscal year. Target EBITDA for the Company shall be $6,600,000 for fiscal year 2000.

                           (A) Once the Board has determined (which
determination shall be made within thirty (30) days from the issuance of the Company's audited financial statements) the percentage of EBITDA achieved for such fiscal year as compared to the Target EBITDA for such fiscal year (the "Achieved EBITDA Percentage"), so long as the Achieved EBITDA Percentage for such fiscal year equals or exceeds 80%, the Executive shall be entitled to receive a bonus payment in an amount equal to the product of (x) the Bonus Multiple (as set forth opposite the Achieved EBITDA Percentage below), (y) 20% and (z) the Executive's Base Salary for such fiscal year. The bonus payment shall be made within five (5) days of the Board's determination. The bonus payment shall be subject to customary withholding.


       Achieved EBITDA Percentage               Bonus Multiple
       --------------------------               --------------
                  80%                                50%
                 100%                               100%
                 110%                               125%
                 120%                               150%

                           (B) Each Bonus Multiple set forth above shall
increase linearly as the Achieved EBITDA Percentage increases; therefore, so long as the Achieved EBITDA Percentage equals or exceeds 80%, in the event the actual Achieved EBITDA Percentage falls between any of the target Achieved EBITDA Percentages set forth above, the applicable Bonus Multiple shall be adjusted accordingly; provided, that in no event shall the Bonus Multiple exceed 150%. For example, (1) in the event the actual Achieved EBITDA Percentage is 90%, the Bonus Multiple shall be 75% or (2) in the event the actual Achieved EBITDA Percentage is 115%, the Bonus Multiple shall be 137.5%.

                           (iii) Benefits. In addition to the Base Salary and
any bonuses payable to the Executive pursuant to Section 2(c)(ii), the Executive shall be entitled, during the Employment Period, to all benefits set forth on Schedule A hereto (the "Benefits").



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
                           (iv) Expenses. The Company shall reimburse the
Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company Group's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of the Company Group with respect to reporting and documentation of such expenses.

                  (d) Term. The Employment Period shall end on April 28, 2001, subject to earlier termination (x) by reason of the Executive's death or Disability, (y) by resolution of the Board, with or without Cause or (z) upon the Executive's voluntary resignation.

                           (i) If the Employment Period is terminated on or
before April 28, 2001:

                               (A) by resolution of the Board other than for
Cause, the Executive shall be entitled to receive (1) all previously earned and accrued but unpaid Base Salary up to the date of such termination, (2) a portion of the bonus payment earned by the Executive during the Termination Year pro rated based on the number of days of the Termination Year prior to the date of termination, which such payment will be made when the bonus payments for such Termination Year are otherwise due, and (3) Base Salary from the date of termination through the period ending on the six-month anniversary of the date of termination.

                               (B) as a result of the Executive's death or
Disability, the Executive or the Executive's estate, as applicable, shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                               (C)  as a result of the Executive's voluntary
resignation or by resolution of the Board for Cause, the Executive shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination but shall not be entitled to any further Base Salary, bonus payments or Benefits for that year or any future year, or to any other severance compensation of any kind, nature or amount.

                           (ii) Following the termination of the Employment
Period:

                               (A) the Executive agrees that:  (1) the Executive
shall be entitled to the payments provided for in Section 2(d)(i)(A), if any, if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 3, 4 and 5 hereof and does not breach such sections at any time during the period for which such payments are to be made and (2) the Company's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period.

                               (B) any payments pursuant to Section 2(d)(i)(A)
shall be paid by the Company in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding, and following such payments none of the Company


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
Group shall have any further obligation to the Executive pursuant to this
Section 2(d) except as provided by law.

                            (iii) The Executive hereby agrees that except as
expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to the Executive and except as expressly provided herein, the Executive hereby irrevocably waives any claim for severance compensation.

                            (iv) All of the Executive's rights to Benefits
hereunder (if any) shall cease upon the termination of the Employment Period.

                            (v) The Executive has no obligation to seek or
obtain other engagements or employment to mitigate any damages to which the Executive may be entitled by reason of any termination of this Agreement pursuant to Section 2(d)(i)(A). If the Employee does obtain other engagements or employment of any nature and in any location, the total compensation actually earned by the Executive from such other employment or engagements during the period that he is to receive payments, if any, pursuant to Section 2(d)(i)(A) shall reduce any amounts which the Company would otherwise be required to pay the Executive under this Agreement.

         3. Confidential Information. The Executive acknowledges that the information and data obtained by him while employed by the Company Group concerning the business or affairs of the Company Group, including any business plans, pricing information, sales figures, profit or loss figures, information relating to customers, clients, suppliers, sources of supply and customer lists ("Confidential Information") are the property of such member of the Company Group. Therefore, the Executive agrees that, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions to act. The Executive shall deliver to the Company at the termination of such Executive's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control.

         4. Inventions and Patents. The Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company Group ("Work Product") belong to such member of the Company Group. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).



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
         5.       Noncompete, Nonsolicitation.

                  (a) The Executive acknowledges that in the course of his employment with the Company he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, the Executive agrees that, during the time he is employed by the Company Group and during any applicable Post-Termination Period (the "Noncompete Period"), he shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in competition with, or potential competition with, the businesses of the Company Group as such businesses exist or are in process on the date hereof, within any geographical area in which the Company Group engages or has written plans to engage in such businesses. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation. For purposes of this Section 5, "Post-Termination Period" means the period beginning on the date of termination through the six-month anniversary date of the date of termination of the Executive's employment.

                  (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between the Company Group and any employee thereof, including without limitation, inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company Group, (ii) hire any person who was a Key Employee of the Company Group at any time during the Executive's employment period, or (iii) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company Group to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company Group.

                  (c) The Executive agrees that: (i) the covenants set forth in this Section 5 are reasonable in geographical and temporal scope and in all other respects, (ii) the Company Group would not have entered into this Agreement but for the covenants of the Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company Group to enter into this Agreement.

                  (d) If, at the time of enforcement of this Section 5, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (e) The Executive recognizes and affirms that in the event of his breach of any provision of Sections 3, 4 or 5, money damages would be inadequate and the Company Group would


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
have no adequate remedy at law. Accordingly, the Executive agrees that in the event of a breach or a threatened breach by the Executive of any of the provisions of Sections 3, 4 or 5, the Company Group, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

         6. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient with telephonic confirmation by the sending party. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           Simon Mattress Manufacturing Co.
                           3777 Vaca Valley Parkway
                           Vacaville, CA  95688-9430
                           Attention:  President
                           Telephone No.:  (707) 446-7999
                           Telecopy No.:   (707) 446-6057

                           With copies to:

                           Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue - 14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900



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
                  To any other Member of the Company Group:

                           c/o Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, NJ  07036
                           Attention:  President
                           Telecopy No.:  (908) 381-4455

                           With copies to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue - 14th Floor
                           New York, NY  10043
                           Attention:  Mr. John Weber
                           Telecopy No.:  (212) 888-2940

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention: Kimberly P. Taylor, Esq.
                           Telecopy No.:  (212) 446-4900

                  To the Executive:

                           c/o Simon Mattress Manufacturing Co.
                           3777 Vaca Valley Parkway
                           Vacaville, CA  95688-9430
                           Telephone No.:  (707) 446-7999
                           Telecopy No.:   (707) 446-6057

                           With a copy to:

                           Hanson Bridgett Marcus Vlahos & Rudy LP
                           333 Market Street
                           Suite 2300
                           San Francisco, CA 94105
                           Attention:  William D. Taylor, Esq.
                           Telephone No. (415) 777-3200
                           Telecopy No. (415) 541-9366

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.



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
         7.       Miscellaneous.

                  (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company Group and their respective successors and assigns.

                  (E) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA; PROVIDED, THAT ANY QUESTIONS REQUIRING INTERPRETATION OF THE LAWS GOVERNING LIMITED LIABILITY COMPANIES SHALL BE GOVERNED BY THE NEW JERSEY LIMITED LIABILITY COMPANY ACT.

                  (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.



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
                  (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.


                                    * * * * *


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
                  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                        SLEEPMASTER HOLDINGS L.L.C.


                                        By:   /S/ Charles Schweitzer
                                              ----------------------
                                        Name: Charles Schweitzer
                                        Title:   President


                                        SLEEPMASTER L.L.C.

                                        By:      /S/ Charles Schweitzer
                                               -------------------------
                                        Name: Charles Schweitzer
                                        Title:   President


                                        SIMON MATTRESS MANUFACTURING CO.

                                        By:      /S/ Charles Schweitzer
                                               -------------------------
                                        Name:    Charles Schweitzer
                                        Title:   Chief Executive Officer



                                        /S/ Stephen Alloway
                                        -------------------------
                                        Stephen Alloway

                                                                      SCHEDULE A

                                EMPLOYEE BENEFITS

Existing Health and Welfare Benefits -- consistent with those paid to key senior executives of Simon Mattress Manufacturing Co.

Permitted Vacation -- 4 weeks per year (5 vacation days per year may be rolled-over)

Life Insurance -- West Coast Life Insurance Policy Number ZUA336173, which policy shall be paid for by Simon Mattress Manufacturing Co.







                               Schedule A, Page 1